SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): February 27, 1997

                                 HEALTHSOURCE, INC.
             (Exact name of registrant as specified in charter)

                                    New Hampshire
             (State or other jurisdiction of incorporation)

             1-11538                                 02-0387748
     (Commission File Number)                (IRS Employer Identification

          Two College Park Drive,                         03106
          Hooksett, New Hampshire                       (Zip Code)
     (Address of Principal executive offices)

     Registrant's telephone number, including area code:  (603) 268-7000

                                Not Applicable
         (Former name or former address, if changed since last report)



     ITEM 5.   OTHER EVENTS

               On February 27, 1997, Healthsource, Inc., a New Hampshire corporation (the "Company"), CIGNA Corporation, a Delaware corporation ("CIGNA"), and CHC Acquisition Corp., a Delaware corporation and a wholly-owned indirect subsidiary of CIGNA ("CHC Acquisition"), entered into an Agreement and Plan of Merger, dated as of February 27, 1997 (the "Merger Agreement").

               The Merger Agreement and the press release issued in connection therewith are filed herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference. The description of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.

               The Merger Agreement provides, among other things, for the acquisition by CIGNA of all the outstanding shares of the Company's common stock, $.10 par value per share (the "Shares"), through (a) a tender offer (the "Offer") for all Shares at a price of $21.75 per share, net to the sellers thereof in cash (the "Offer Price") and
     (b) a second-step merger pursuant to which CHC Acquisition will merge with and into the Company (the "Merger") and all outstanding Shares (other than Shares owned by CIGNA, CHC Acquisition or any other subsidiary of CIGNA and other than Shares held by any dissenting shareholders) will be converted into the right to receive the Offer Price in cash.

               The Offer is conditioned upon, among other things, there being validly tendered prior to the expiration date of the Offer and not withdrawn a number of Shares, which, together with any Shares owned by CIGNA or CHC Acquisition, represents at least a majority of the Shares outstanding on a fully diluted basis, expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the obtaining of the Insurance Regulatory Approvals (as defined in the Merger Agreement) except where failure to obtain such approvals would not have a Company Material Adverse Effect (as defined in the Merger Agreement) and would not result in a violation of law. The conditions to the Offer are set forth in Annex A to the Merger Agreement. The Merger is subject to various closing conditions, including, without limitation, the receipt of shareholder approval by the Company's shareholders if required by the New Hampshire Business Corporation Act and the Company's Articles of Incorporation, and CIGNA purchasing Shares pursuant to the Offer.

               Concurrently with the execution of the Merger Agreement, CHC Acquisition and CIGNA entered into a Tender Agreement and Irrevocable Proxy (the "Shareholder Agreement") with Norman C. Payson, M.D. (the "Shareholder"), the Company's President and Chief Executive Officer and a member of the Company's Board of Directors, with respect to the 4,332,760 Shares owned by the Shareholder (the "Owned Shares"). The Shareholder Agreement is filed as Exhibit 99.3 herewith and is incorporated herein by reference. The description of the Shareholder Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Shareholder Agreement.

               Pursuant to the Shareholder Agreement, the Shareholder has agreed to tender all Shares owned by him in the Offer and CIGNA and CHC Acquisition have agreed to accept for payment and pay for such Shares subject to the terms and conditions of the Offer.

               Pursuant to the Shareholder Agreement, the Shareholder has also granted to CIGNA an irrevocable proxy to vote his Shares in connection with any meeting of the Company's shareholders, or in connection with any written consent of the Company's shareholders, among other things, (i) in favor of the approval and adoption of the Merger and the other actions contemplated by the Merger Agreement and the Shareholder Agreement and any actions required in furtherance thereof; (ii) against any action or agreement that would impede, interfere with, or prevent the Offer or the Merger; and
     (iii) except as otherwise agreed to in writing in advance by CIGNA, against the following actions (other than the Offer, the Merger and the transactions contemplated by the Merger Agreement and the Shareholder Agreement): (I) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries (including any transaction contemplated by an Acquisition Proposal);
     (II) any sale, lease or transfer of a material amount of the assets or business of the Company or its subsidiaries, or any reorganization, restructuring, recapitalization, special dividend, dissolution, liquidation or winding up of the Company or its subsidiaries; and (III) any change in the present capitalization of the Company including any proposal to sell any material equity interest in the Company or any amendment of the Articles of Incorporation of the Company. Such irrevocable proxy shall terminate on the termination of the Shareholder Agreement.

               During the term of the Shareholder Agreement, the Shareholder has agreed that he will not transfer to any person any or all Owned Shares (except to CHC Acquisition pursuant to the Offer), or, except for the proxy granted to CHC Acquisition, grant any proxies or powers of attorney, deposit any of his Shares into a voting trust or enter into a voting agreement, understanding or arrangement with respect to such Shares, except that the Shareholder has the right to make certain limited transfers, including to family members and for estate planning purposes.

               The Shareholder Agreement, and all rights and obligations of the parties thereunder, terminates upon the earlier of (a) the date upon which CIGNA shall have purchased and paid for all of the Owned Shares of the Shareholder in accordance with the Offer and (b) the date on which the Merger Agreement is terminated.

               Separately, Dr. Payson has also entered into a Consulting Agreement (the "Consulting Agreement") with CIGNA providing, among other things, for Dr. Payson to serve as a consultant to CIGNA for a period of nine months following the consummation of the Offer. The Consulting Agreement is filed as Exhibit 99.4 herewith and is incorporated herein by reference. The description of the Consulting Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Consulting Agreement.


     ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS

               (c)  EXHIBITS.

               99.1 Agreement and Plan of Merger, dated as of February 27, 1997, by and among Healthsource, Inc., CIGNA Corporation and CHC Acquisition Corp.

               99.2      Press Release of Healthsource, Inc. issued
                         February 28, 1997.

               99.3 Tender Agreement and Irrevocable Proxy, dated as of February 27, 1997, by and among CIGNA
                         Corporation, CHC Acquisition Corp. and Norman C. Payson, M.D.

               99.4 Consulting Agreement, dated as of February 27, 1997, by and between CIGNA Corporation and Norman C. Payson, M.D.



                                   SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  March 4, 1997
                                        HEALTHSOURCE, INC.

                                        By:  /s/ Norman C. Payson, M.D.
                                             --------------------------
                                             Norman C. Payson, M.D.
                                             President and Chief
                                               Executive Officer



                                 Exhibit Index

     Exhibit
     -------
     99.1 Agreement and Plan of Merger, dated as of February 27, 1997, by and among Healthsource, Inc., CIGNA Corporation and CHC Acquisition Corp.

     99.2                Press Release of Healthsource, Inc. issued
                         February 28, 1997.

     99.3 Tender Agreement and Irrevocable Proxy, dated as of February 27, 1997, by and among CIGNA
                         Corporation, CHC Acquisition Corp. and Norman C. Payson, M.D.

     99.4 Consulting Agreement, dated as of February 27, 1997, by and between CIGNA Corporation and Norman C. Payson, M.D.